Exhibit (a)

                            RAYTECH ACQUISITION CORP.

Please read this letter carefully.

      Raytech Acquisition Corp., a Delaware corporation (the "Company") and wholly-owned subsidiary of Raytech Corporation Asbestos Personal Injury Settlement Trust, an irrevocable trust governed by laws of the State of New York (the "Trust"), holds all of the shares of common stock of Raytech Corporation, a Delaware corporation, ("Raytech") beneficially owned by the Trust. These shares represent approximately 90.6% of Raytech's common stock, par value $1.00 per share (the "Common Stock"). The Company and Raytech have entered into an agreement whereby the Company will be merged with and into Raytech with Raytech being the surviving corporation (the "Merger"). Each outstanding share of Common Stock (other than shares of Common Stock held by the Company and the unaffiliated public stockholders, if any, who properly exercise their dissenters' statutory appraisal rights under the Delaware General Corporation Law (the "DGCL")) will be canceled in exchange for cash in the amount of $1.32 per share to the holder in cash, without interest (the "Merger Consideration"), on the effective date of the Merger (the "Effective Date"). All rights with respect to the Common Stock (other than with respect to shares of Common Stock held by the Company and the unaffiliated public stockholders, if any, who properly exercise their dissenters' statutory appraisal rights under the DGCL) will cease and terminate on the Effective Date. [ ] has been appointed paying agent (the "Paying Agent") for the Company.

      In order to receive your Merger  Consideration,  you must complete,  date,
sign and return this Letter of  Transmittal  to  [            ]  (the  "Exchange
Agent") at the address listed below, along with all of your certificates representing your Common Stock. Any person holding more than one certificate representing its Common Stock must surrender all such certificates registered in such person's name in order to receive the Merger Consideration to which such person is entitled. Please return your certificates:

    If by mail to:       If by hand to:      If by overnight courier to:

  If any of your certificates have been mutilated, lost, stolen or destroyed, check here and notify the Exchange Agent at [______________]. They will advise you of the requirements for delivering your Common Stock and receiving your
                             Merger Consideration.

(If additional space is needed, please complete separate letters of transmittal)


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

================================================================================

                              LETTER OF TRANSMITTAL

                 To Accompany Certificate(s) of Common Stock of
                               RAYTECH CORPORATION

                             Surrendered Pursuant to
                              the Short-Form Merger

                              The Paying Agent is:

                            -------------------------

                              For Information Call:
                               [________________]

If by mail to:                If by hand to:         If by overnight courier to:

         DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN
                     AS SET FORTH ABOVE DOES NOT CONSTITUTE
                                A VALID DELIVERY

|_| Check here if your certificate(s) have been lost, stolen or destroyed. See Instruction 5.

     ------------------------------------------------------------------------
                    DESCRIPTION OF SHARE(S) SURRENDERED-BOX 1
     ------------------------------------------------------------------------
      Name(s) and Address(es) of      Certificate               Number of
         Registered Holder(s)          Number(s)                 Shares
     as appears on certificate(s)                               Formerly
        (if you need more space                                Represented
      attach a list and sign the                            by Certificate(s)
                 list)
     ------------------------------------------------------------------------

                                        -------------------------------------

                                        -------------------------------------
                                        TOTAL
                                        SHARES
     ------------------------------------------------------------------------


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

Ladies and Gentlemen:

      This Letter of Transmittal relates to Raytech Acquisition Corp. ("Acquisition Sub"), a subsidiary wholly owned by Raytech Corporation Asbestos Personal Injury Settlement Trust, a New York entity ("The Trust"), and its merger with Raytech Corporation, a Delaware corporation ("Raytech"), with Raytech being the surviving corporation (the "Merger"). The Trust holds 37,813,320 shares of common stock, par value $1.00 per share, of Raytech (the "Common Stock"), which represent approximately 90.6% of the issued and outstanding Common Stock. Each outstanding share of Common Stock (other than shares of Common Stock held by the Trust and the unaffiliated public stockholders, if any, who properly exercise their dissenters' statutory appraisal rights under the Delaware General Corporation Law (the "DGCL") will be canceled in exchange for cash in the amount of $1.32 per share to the holder in cash, without interest (the "Merger Consideration"), on the effective date of the Merger (the "Effective Date"). Payment for the Common Stock will be made on or after the Effective Date. All rights with respect to the Common Stock (other than with respect to shares of Common Stock held by the Trust and the unaffiliated public stockholders, if any, who properly exercise their dissenters' statutory appraisal rights under the DGCL) will cease and terminate on the Effective Date. The terms of the Merger, which will be effected on ________, 2005, are described in the Schedule 13E-3 Transaction Statement dated August 11, 2005 and previously mailed to the stockholders of Raytech. [____________] has been appointed paying agent (the "Paying Agent").

      The undersigned hereby surrenders to the Paying Agent the certificate(s) listed in Box 1 (the "Certificates"), which represent all of the undersigned Common Stock.

      The undersigned irrevocably constitutes and appoints the Paying Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Certificates with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver the Certificates for cancellation to the stock transfer agent or the Trust, together with all accompanying evidence of transfer and authenticity, upon receipt by the Paying Agent as the undersigned's agent of the Merger Consideration. The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender the Certificates and the Certificates being transmitted are free and clear of all liens, restrictions, claims, charges and encumbrances, and are not subject to any adverse claims. The undersigned hereby acknowledges that the delivery of the enclosed Certificates shall be effected and risk of loss and title to such Certificates shall pass only upon proper receipt thereof by the Paying Agent.

      The undersigned will, upon request, execute any signature guarantees or additional documents deemed by the Paying Agent or the Trust to be necessary or desirable to complete the transfer of the Certificates.

      All  authority  conferred  or agreed  to be  conferred  in this  Letter of
Transmittal be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and will not be affected by, and will survive, the death, incapacity or bankruptcy of the undersigned.

      The undersigned understands that unless otherwise indicated herein, the check for the Merger Consideration issuable to such registered holder(s) will be issued in the name(s) of the registered holder(s) appearing under "Description of Share(s) Surrendered" in Box 1. Similarly, unless otherwise indicated herein, the check for the Merger Consideration issuable to such registered holder(s) (and accompanying documents, as appropriate) will be mailed to the address(es) of the registered holder(s) appearing under "Description of Shares(s) Surrendered" in Box 1.

      Unless the appropriate box in Box 2 on the next page is checked, the undersigned is not a foreign person. This information and the undersigned's name, identifying number, address and, if applicable, place of incorporation, as provided in Box 2, are certified to be true under penalties of perjury.

      If any shares of Common Stock surrendered hereby are registered in different names (e.g., "Jane Doe" or "J. Doe"), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such shares of Common Stock.

BOX 2

                                    IMPORTANT

                                    SIGN HERE

                     ALSO COMPLETE SUBSTITUTE FORM W-9 BELOW
                  (OR IF YOU ARE A FOREIGN HOLDER, FORM W-8BEN)


________________________________________________________________________________


________________________________________________________________________________
                           (Signature(s) of Holder(s))

Dated: _________________, 2005

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted therewith. If signature is by trustee, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4.)

Name(s)_________________________________________________________________________


________________________________________________________________________________
                                 (Please Print)
Capacity (full title) __________________________________________________________
Address_________________________________________________________________________
                              (Including Zip Code)
                    (Home for individual, office for entity)

|_| Check here if foreign.                   Place of incorporation, if a
      Daytime Area Code and                   corporation ______________________
        Telephone Number ____________

Tax Identification or
Social Security No.____________              (See Substitute Form W-9 below)

                            GUARANTEE OF SIGNATURE(S)
                     (IF REQUIRED-SEE INSTRUCTIONS 1 AND 4)

Authorized Signature:___________________________________________________________


Name:___________________________________________________________________________
                                 (Please Print)


Name of Firm:___________________________________________________________________


Address:________________________________________________________________________
                                              (Including Zip Code)


Daytime Area Code and Telephone Number:_________________________________________


Dated:__________________________________________________________________________

________________________________________________________________________________

================================================================================

BOX 3

                     SPECIAL ISSUANCE/DELIVERY INSTRUCTIONS
                           (See Instructions 4 and 9)

      To be completed ONLY if any checks are to be issued in the name of someone other than the person or persons whose name(s) appear(s) in Box 1 of the Letter of Transmittal or at an address other than that shown in Box 1 of this Letter of Transmittal.

Issue and mail any checks to

(Please Type or Print)


Name:___________________________________________________________________________


Address:________________________________________________________________________


                ________________________________________________________________
                                                     Zip Code



________________________________________________________________________________
                 Employer Identification or Social Security No.
                             See Substitute Form W-9

INSTRUCTIONS

      1. Guarantee of Signatures. All signatures of this Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15) of the Securities Exchange Act of 1934, as amended, including (as such terms are defined in that Rule): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association) (an "Eligible Institution"), unless (a) this Letter of Transmittal is signed by the registered holder(s) of the Certificates surrendered herewith with the checks are not to be issued in the name of, or delivered to, any person other than the registered holder(s) or (b) such Certificates are surrendered for the account of an Eligible Institution. A verification by a notary public is not acceptable. See Instruction 4.

      2. Delivery of Letter of Transmittal. This Letter of Transmittal is to be used if Certificates are to be forwarded herewith. Certificates for all physically tendered Common Stock, as well as this Letter of Transmittal properly completed and duly executed (or a facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Paying Agent at its address set forth on the front page of this Letter of Transmittal.

      The method of delivery of this Letter of Transmittal, Certificates, and all other documents is at the option and risk of the tendering stockholder and the delivery will be deemed made only when actually received by the Paying Agent. If delivery is by mail, it is recommended that such Certificates and documents be sent by registered mail, properly insured, with return receipt requested.

      3. Inadequate Space. If the space provided herein is inadequate, the Certificate numbers and notation of the number of shares formerly represented by the Certificate(s) should be listed on a separate schedule attached hereto.

      4. Signatures on Letter of Transmittal, Stock and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Certificates surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Certificates, without alteration, enlargement or any change whatsoever.

      If any of the Certificates surrendered hereby are owned of record by two or more persons, all such persons must sign this Letter of Transmittal. If any of the Certificates surrendered hereby are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

      If this Letter of Transmittal is signed by the registered holder(s) of the Certificates, no endorsements of the Certificates or separate stock powers are required, unless checks are to be issued in the name of, or delivered to, any person other than such registered holder(s). If checks are to be issued in the name of, or delivered to, any person other than the registered holder(s) of the Certificates, all signatures on the Certificates or stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution). If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificates, the Certificates must be endorsed or accompanied by appropriate stock powers and, in either case, signed exactly as the names of the registered holder(s) appear on the Certificates. Signatures of any such person on any of the Certificates or any stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

      If this Letter of Transmittal or any Certificate or stock power is signed by a Trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and proper evidence satisfactory to the Trust of the authority of such person so to act must be submitted with this Letter of Transmittal.

      5. Lost Stock Certificates. You will not receive your check unless and until you deliver this Letter of Transmittal properly completed and duly executed to the Paying Agent, together with the Certificate(s) evidencing your Common Stock and any accompanying evidence of authority. If your Certificates have been lost, stolen, misplaced or destroyed, check the box on the front of this form, return it to the Paying Agent and await further instructions about signing an affidavit and/or the posting of a bond or an indemnity undertaking.

      6. Request for Assistance or Copies. Requests for assistance or additional copies of this Letter of Transmittal may be obtained from the Paying Agent at any of its addresses listed on the front cover of this Letter of Transmittal or by calling Ira R. Halperin, Esq., Special Counsel to the Trust at (516) 747-0300.

      7. Substitute Form W-9. The surrendering stockholder (or other payee) is required to provide his broker with a current Taxpayer Identification Number
("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to certify whether the surrendering stockholder (or other payee) is subject to backup withholding of federal income tax. If a surrendering stockholder (or other payee) has been notified by the Internal Revenue Service that he is subject to backup withholding, he must cross out item
(2) of the Certification box of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the surrendering stockholder (or payee) to 28% federal income tax withholding on the payment of the Merger Consideration. If the surrendering stockholder (or other payee) has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, he would write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. A surrendering stockholder (or other payee) that is a foreign person should not complete Substitute Form W-9, but instead such persons should complete the Form W-8BEN, which is being provided to all foreign holders. If you require this Form, please contact the Paying Agent.

      8. Transfer Taxes. If payments in receipt of surrendered Certificates are to be made to any person(s) other than the registered holder(s) of such Certificates, the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of such transfer will be deducted from such payments unless satisfactory evidence of payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 8, it will not be necessary for transfer tax stamps to be affixed to the Certificates surrendered herewith or funds to cover such stamps to be provided with this Letter of Transmittal.

      9. Special Payment and Delivery Instructions. If any checks are to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if any checks are to be sent to someone other than to the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at any address other than that shown in Box 1, then Box 3 (Special Issuance/Delivery Instructions), must be completed. If no such instructions are given, all checks will be issued in the name and sent to the address appearing in Box 1.

                            IMPORTANT TAX INFORMATION

      Under the federal income tax law, a stockholder whose surrendered Certificates are accepted for payment is required by law to provide the Paying Agent (as payer) with his correct TIN on Substitute Form W-9 below. If such stockholder is an individual, the TIN is his social security number. If the Paying Agent is not provided with the correct TIN, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to the Certificates may be subject to backup withholding.

      Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Paying Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

      If backup withholding applies, the Paying Agent is required to withhold 30% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

      To prevent backup withholding on payments that are made to a stockholder with respect to Certificates surrendered pursuant to the Merger, the stockholder is required to notify the Paying Agent of his correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a TIN).

What Number to Give the Paying Agent

      The stockholder is required to give the Paying Agent the social security number or employee identification number of the record owner of the Certificates. If the Certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, he or she should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Paying Agent is not provided with a TIN within 60 days, the Paying Agent will withhold 30% of all payments of the Merger Consideration until a TIN is provided to the Paying Agent.